Exhibit 1.1

$2,017,000,000

GOAL CAPITAL FUNDING TRUST 2006-1

UNDERWRITING AGREEMENT

May 18, 2006

Deutsche Bank Securities Inc.	Barclays Capital Inc.
60 Wall Street, 19th Floor	200 Park Avenue, 5th Floor
New York, New York 10005	New York, New York, 10166

Banc of America Securities LLC	Fortis Bank nv-sa
214 North Tryon Street, 15th Floor	Montagne du Parc 3
Charlotte, North Carolina 28255	B-1000 Brussels
Belgium

Deutsche Bank AG, London Branch	Barclays Bank PLC
Winchester House	1 Churchill Place
1 Great Winchester Street	London E14 5HP
London EC2N 2DB	United Kingdom
United Kingdom

Banc of America Securities Limited
5 Canada Square
London E14 5AQ
United Kingdom

Ladies and Gentlemen:

1. Introductory Statements. Goal Capital Funding, LLC, a Delaware limited liability company (the “Depositor”), and Goal Capital Funding Trust 2006-1, a Delaware statutory trust (the “Trust”), have previously filed a registration statement with the Securities and Exchange Commission (the “Commission”) relating to the issuance and sale from time to time of student loan asset-backed notes. Goal Financial, LLC, a California limited liability company (“Goal Financial”), owns 100% of the membership interest in the Depositor. The Depositor proposes to cause the Trust to issue and sell to Deutsche Bank Securities Inc., Barclays Capital Inc., Banc of America Securities LLC, Fortis Bank nv-sa, Deutsche Bank AG, London Branch, Barclays Bank PLC and Banc of America Securities Limited (each, an “Underwriter” and collectively, the “Underwriters”), $408,651,000 principal amount of its Student Loan Asset-Backed Notes, Series 2006-1, Class A-1, $277,373,000 principal amount of its Student Loan Asset-Backed Notes, Series 2006-1, Class A-2, $352,501,000 principal amount of its Student Loan Asset-Backed Notes, Series 2006-1, Class A-3, $234,320,000 principal amount of its Student Loan Asset-Backed Notes, Series 2006-1, Class A-4, €350,000,000 principal amount of its Student Loan Asset-Backed Notes, Series 2006-1, Class A-5 Remarketable Reset Rate Notes and $225,000,000 principal amount of its Student Loan Asset-Backed Notes,

S-I-1

Series 2006-1, Class A-6 (collectively, the “Series 2006-1 Senior Notes”) and $70,595,000 principal amount of its Student Loan Asset-Backed Notes, Series 2006-1, Class B (the “Series 2006-1 Subordinate Notes” and, together with the Series 2006-1 Senior Notes, the “Series 2006-1 Notes”), as set forth in Schedule II hereto. The Series 2006-1 Notes will be issued, pursuant to the terms and provisions of an Indenture of Trust, dated as of May 25, 2006 (the “Indenture”), between the Trust and The Bank of New York, as indenture trustee (in such capacity, the “Indenture Trustee”) and as eligible lender trustee (in such capacity, the “Eligible Lender Trustee”). The Series 2006-1 Senior Notes and any other Class A Obligations (as defined in the Indenture) issued pursuant to the Indenture will be secured on a superior basis to the Series 2006-1 Subordinate Notes and any other Class B Obligations (as defined in the Indenture) issued pursuant to the Indenture. In addition, the Trust may issue its Student Loan Asset-Backed Notes, Class C (the “Class C Notes”) pursuant to the Indenture. The Class C Notes will be secured on a subordinated basis to the Series 2006-1 Notes.

The Class A-5 Notes constitute Reset Rate Notes (as defined in the Indenture) with a reset date of May 25, 2016 (the “Reset Date”). The terms of the Class A-5 Notes will be reset on the Reset Date pursuant to the terms and provisions of the Indenture and a Remarketing Agreement, dated as of May 25, 2006 (the “Remarketing Agreement”), among the Trust, Goal Financial and Deutsche Bank Securities Inc., Barclays Capital Inc. and Banc of America Securities LLC, as remarketing agents.

The Trust was formed by the Depositor pursuant to the terms and provisions of a Trust Agreement, dated as of April 24, 2006, between the Depositor and Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), as amended and supplemented by the Amended and Restated Trust Agreement, dated as of May 25, 2006 (as amended and supplemented from time to time, the “Trust Agreement”), between the Depositor and the Delaware Trustee. The assets of the Trust will include, among other things, a pool of student loans acquired with the proceeds of the Series 2006-1 Notes and all amounts collected on such student loans. Such student loans will be acquired by the Trust from the Depositor pursuant to the terms and provisions of a Loan Purchase Agreement, dated as of May 25, 2006 (as amended and supplemented from time to time, the “Depositor Student Loan Purchase Agreement”), among the Trust, the Eligible Lender Trustee, the Depositor and JPMorgan Chase Bank, N.A., as eligible lender trustee for the Depositor (the “Depositor Eligible Lender Trustee”). Goal Financial and its affiliates utilize two warehouse facilities: (x) Higher Education Funding II, LLC, a Delaware limited liability company (“HEF II, LLC”), and (y) Higher Education Funding III, LLC, a Delaware limited liability company (“HEF III, LLC”), both of which are affiliates of Goal Financial. HEF II will sell student loans to the Depositor pursuant to an Assignment Agreement, dated as of May 25, 2006 (the “HEF II Student Loan Purchase Agreement”), among the Depositor, as purchaser, the Depositor Eligible Lender Trustee, HEF II, as seller, and The Bank of New York Trust Company, N.A., as the eligible lender for HEF II (the “HEF II Eligible Lender Trustee”). HEF III will sell student loans to the Depositor pursuant to an Assignment Agreement, dated as of May 25, 2006 (the “HEF III Student Loan Purchase Agreement”), between the Depositor, as purchaser, the Depositor Eligible Lender Trustee, HEF III, as seller, and The Bank of New York Trust Company, N.A., as the eligible lender for HEF III (the “HEF III Eligible Lender Trustee”). The Trust may acquire additional student loans pursuant to the Depositor Student Loan Purchase Agreement (such additional student loans, together with the student loans already owned by the Trust are referred to herein, collectively, as the “Financed

Student Loans”). Legal title to the Financed Student Loans will be held on behalf of the Trust by the Eligible Lender Trustee pursuant to the terms and provisions of an Eligible Lender Trust Agreement, dated as of May 25, 2006 (as amended and supplemented from time to time, the “Eligible Lender Trust Agreement”), between the Trust and the Eligible Lender Trustee. The Financed Student Loans are to be serviced by (I) Great Lakes Educational Loan Services, Inc. (“Great Lakes”) pursuant to the terms and provisions of a Student Loan Servicing Agreement, dated on or about May 25, 2006, between the Trust and Great Lakes and (II) ACS Education Services, Inc. (“ACS”) pursuant to the terms and provisions of a Servicing Agreement, dated on or about May 25, 2006, between the Trust and ACS (collectively, the “Servicing Agreements”). Any Financed Student Loans which were held at HEF II were serviced by (I) Great Lakes pursuant to the terms and provisions of a Student Loan Servicing Agreement, dated as of August 31, 2004, between HEF II and Great Lakes and (II) ACS pursuant to the terms and provisions of a Servicing Agreement, dated as of August 1, 2004, between HEF II and ACS (collectively, the “HEF II Servicing Agreements”). Any Financed Student Loans which were held at HEF III were serviced by (I) Great Lakes pursuant to the terms and provisions of a Student Loan Servicing Agreement, dated as of October 28, 2004, between HEF III and Great Lakes or (II) ACS pursuant to the terms and provisions of a Servicing Agreement, dated as of November 1, 2004, between HEF III and ACS (collectively, the “HEF III Servicing Agreements”). Legal title to the Financed Student Loans will be held on behalf of the Depositor by the Depositor Eligible Lender Trustee pursuant to the terms and provisions of an Eligible Lender Trust Agreement, dated as of October 1, 2005 (as amended and supplemented from time to time, the “Depositor Eligible Lender Trust Agreement”), between the Depositor and the Depositor Eligible Lender Trustee. Legal title to the Financed Student Loans will be held on behalf of HEF II by the HEF II Eligible Lender Trustee pursuant to the terms and provisions of an Amended and Restated Eligible Lender Trust Agreement, dated as of February 9, 2006 (as amended and supplemented from time to time, the “HEF II Eligible Lender Trust Agreement”), between HEF II and the HEF II Eligible Lender Trustee. Legal title to the Financed Student Loans will be held on behalf of HEF III by the HEF III Eligible Lender Trustee pursuant to the terms and provisions of an Eligible Lender Trust Agreement, dated as of November 5, 2004 (as amended and supplemented from time to time, the “HEF III Eligible Lender Trust Agreement”), between HEF III and the HEF III Eligible Lender Trustee. Pursuant to the terms and provisions of an Administration Agreement, dated as of May 25, 2006 (as amended and supplemented from time to time, the “Administration Agreement”), among the Trust, the Indenture Trustee, the Eligible Lender Trustee, the Delaware Trustee and Goal Financial, as issuer administrator (the “Administrator”), the Administrator has agreed to perform certain administrative tasks on behalf of the Trust and the Delaware Trustee. The Trust, Goal Financial and The Bank of New York, as verification agent (the “Verification Agent”), will enter into a Verification Agent Agreement, dated as of May 25, 2006 (as amended and supplemented from time to time, the “Verification Agent Agreement”), pursuant to which the Verification Agent verifies certain calculations performed by the Administrator. Goal Financial has agreed to repurchase certain Financed Student Loans which have lost their guarantee due to marketing errors pursuant to the terms and provisions of a Student Loan Repurchase Agreement, dated as of May 25, 2006 (as amended and supplemented from time to time, the “Student Loan Repurchase Agreement”), between the Trust and Goal Financial.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Prospectus (as hereinafter defined) or, if not defined therein, as defined in the

Indenture. As used herein, the term “Basic Documents” refers to this Agreement, the Trust Agreement, the Indenture, the Servicing Agreements, the HEF II Servicing Agreements, the HEF III Servicing Agreements, the Eligible Lender Trust Agreement, the Administration Agreement, the Verification Agent Agreement, the Depositor Student Loan Purchase Agreement, the HEF II Student Loan Purchase Agreement, the HEF III Student Loan Purchase Agreement, the Depositor Eligible Lender Trust Agreement, the HEF II Eligible Lender Trust Agreement, the HEF III Eligible Lender Trust Agreement, the Guarantee Agreements (as defined in the Indenture), the Student Loan Repurchase Agreement, the Remarketing Agreement, the ISDA Master Agreement and related schedule and confirmation, between the Trust and Barclays Bank PLC (the “Currency Swap Counterparty”), the Disclosure Agreement, among the Trust, the Depositor, Goal Financial, the Underwriters and the Currency Swap Counterparty, and the blanket letter of representations, given by the Trust to The Depository Trust Company (“DTC”).

For purposes of this Agreement, “Free Writing Prospectus” means and includes any information relating to the Series 2006-1 Notes disseminated by the Depositor, or an affiliate thereof, or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act.

2. Representations and Warranties of the Depositor and Goal Financial. The Depositor and Goal Financial each represents and warrants to and agrees with the Underwriters that:

(a) A registration statement on Form S-3 (file number 333-132039), including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Series 2006-1 Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), has been filed with the Commission; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Underwriters and excluding exhibits to such registration statement but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) (“Rule 424(b)”) of the rules and regulations of the Commission (the “Rules and Regulations”) under the Securities Act, each in the form heretofore delivered to the Underwriters); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The various parts of such registration statement including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective (but excluding the Form T-1 filed in connection therewith), each as amended at the time such part of such registration statement became effective, is hereinafter referred to as the “Registration Statement,” and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Series 2006-1 Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b), is hereinafter referred to as the “Prospectus,” a “preliminary prospectus” means any form of prospectus, including any prospectus supplement, relating to the Series 2006-1 Notes used prior to the date of this Agreement that is subject to completion; the “Base Prospectus” means the base prospectus to be dated on or about May 17, 2006, included in the Prospectus; and the “Prospectus Supplement” means the prospectus supplement to be dated on or about May 18, 2006, included in the Prospectus.

At or prior to 9:00 a.m., eastern time, on May 18, 2006 (the “Time of Sale”), the Depositor had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus Supplement, dated May 17, 2006 (the “Preliminary Prospectus Supplement”) and the Prospectus, dated May 17, 2006 (the “Preliminary Base Prospectus”; and together with the Preliminary Prospectus Supplement and the information referred to under the heading “Additional Information” therein regardless of whether it is deemed part of the Registration Statement or the Prospectus, the “Preliminary Prospectus”). If subsequent to the Time of Sale and prior to the Closing Date (as defined in Section 3 hereof), the Depositor and the Underwriters determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the Underwriters advise the Depositor in writing that the Underwriters have reformed the purchase contracts with investors of the Series 2006-1 Notes, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first reformed purchase contract, including any information that corrects such material misstatements or omissions and “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.

(b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations thereunder, and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement, at the Time of Sale, and on the Closing Date, the Registration Statement and the Preliminary Prospectus provided by the Trust (together with the final pricing information) will conform in all respects to the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act, and none of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Preliminary Prospectus or the Prospectus, as applicable, based upon written information furnished by the Underwriters (as described in Section 7(b) hereof), specifically for use therein.

(c) The Series 2006-1 Notes are “asset backed securities” within the meaning of, and satisfy the requirements for use of, Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 of the Securities Act have been satisfied with respect to the Registration Statement. The Commission has not issued and, to the best knowledge of the Depositor and Goal Financial, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

(d) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, when they become effective or hereafter become effective, or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust Indenture Act and the Rules and Regulations thereunder and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Each of the Trust, Goal Financial, the Depositor, HEF II and HEF III is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, is duly qualified to transact business in each jurisdiction in which it is required to be so qualified and has all necessary licenses, permits and consents to conduct its business as currently conducted and as described in the Preliminary Prospectus and the Prospectus and to perform its obligations under the Basic Documents except where the failure to be so qualified or to have such licenses, permits or consents would not have a material adverse affect on any of the Trust, Goal Financial, the Depositor, HEF II or HEF III, as applicable, or on its ability to perform its obligations under the Basic Documents.

(f) This Agreement and each of the other Basic Documents to which the Trust, Goal Financial, the Depositor, HEF II or HEF III is a party has been duly authorized and, when executed and delivered by the Trust, Goal Financial, the Depositor, HEF II or HEF III, as applicable, will constitute a valid and binding agreement of the Trust, Goal Financial, the Depositor, HEF II and HEF III, respectively, enforceable against the Trust, Goal Financial, the Depositor, HEF II and HEF III, respectively, in accordance with its terms, subject as to the enforcement of remedies (i) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ rights generally; (ii) to general principles of equity (regardless of and whether the enforcement of such remedies is considered in a proceeding in equity or at law); and (iii) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

(g) None of the Trust, Goal Financial, the Depositor, HEF II or HEF III is in breach or violation of (i) its organizational documents or (ii) any indenture, mortgage, deed or trust, lease, credit or security agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound, or in violation of any applicable law, statute, regulation or ordinance or any governmental body having jurisdiction over it, except where such breach or violation would not have a material adverse effect on any of the Trust, Goal Financial, the Depositor, HEF II or HEF III, as applicable, or on its ability to perform its obligations under the Basic Documents.

(h) Other than as contemplated by this Agreement or as disclosed in the Preliminary Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor, or any affiliate thereof, any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(i) Neither the Depositor nor any of its affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Series 2006-1 Notes, except for this Agreement.

(j) The Trust is not an “investment company” and is not required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and will not, upon issuance of the Series 2006-1 Notes and the application of proceeds therefrom, become or be required to be registered as an “investment company.”

(k) As of the Closing Date, the representations and warranties of the Trust, Goal Financial, the Depositor, HEF II and HEF III, in each of their respective capacities under each of the Basic Documents to which they are a party, will be true and correct in all material respects as of the date of such representation or warranty was given and each such representation and warranty is so incorporated herein by this reference.

(l) The Trust’s pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Registered Owners, a first priority perfected security interest therein, subject to no other outstanding lien except as permitted by the Indenture.

(m) As of the Closing Date, the Series 2006-1 Notes will have been duly authorized on behalf of the Trust. The Series 2006-1 Notes, when duly and validly executed, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto, will constitute legally valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity (whether in a proceeding at law or in equity).

(n) Neither the execution, delivery or performance of any of the Basic Documents by the Trust, Goal Financial, the Depositor, HEF II or HEF III, nor the issuance, sale and delivery of the Series 2006-1 Notes, nor the fulfillment of the terms of the Series 2006-1 Notes, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the formation documents of the Trust, Goal Financial, the Depositor, HEF II or HEF III, any material indenture or other material agreement or instrument to which the Trust, Goal Financial, the Depositor, HEF II or HEF III is a party or by which any of them or their properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Trust, Goal Financial, the Depositor, HEF II or HEF III of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trust, Goal Financial, the Depositor, HEF II or HEF III, or will result in the creation of any lien upon any material property or assets of the Trust, Goal Financial, the Depositor, HEF II or HEF III (other than pursuant to the Basic Documents), except where such breach, violation, acceleration or default would not have a material adverse effect on any of the Trust, Goal Financial, the Depositor, HEF II or HEF III, as applicable, or on its ability to perform its obligations under the Basic Documents.

(o) There are no legal or governmental proceedings pending to which the Trust, Goal Financial, the Depositor, HEF II or HEF III is a party or of which any of its properties is the subject, which, if determined adversely to the Trust, Goal Financial, the Depositor, HEF II or HEF III, would individually or in the aggregate have a material adverse effect on the financial position, shareholders’ equity or results of operations of any of them; and, to the best of Goal Financial’s and the Depositor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(p) No consent, license, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance of the Series 2006-1 Notes or sale of the Series 2006-1 Notes or the consummation of the other transactions contemplated by this Agreement or the other Basic Documents, except for state securities or Blue Sky laws and except such as have been or will have been prior to the Closing Date duly made or obtained.

(q) Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, as amended prior to the date hereof, there has not been any material adverse change, or any development which would reasonably be expected to result in a material adverse change, in or affecting the financial position, shareholders’ equity or results of operations of the Trust, Goal Financial, the Depositor, HEF II or HEF III, or the Trust’s, Goal Financial’s, the Depositor’s, HEF II’s or HEF III’s ability to perform its obligations under this Agreement or any of the other Basic Documents to which it is a party.

(r) Any taxes, fees and other governmental charges owed by the Trust, Goal Financial, the Depositor, HEF II or HEF III due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the other Basic Documents and the Series 2006-1 Notes have been or will have been paid at or prior to the Closing Date, except for taxes, fees and other governmental charges in respect of which the validity thereof will be contested in good faith by appropriate proceedings.

(s) Under generally accepted accounting principles, the Trust and the Depositor will report the transfers of the Financed Student Loans from the Depositor to the Trust pursuant to the Depositor Student Loan Purchase Agreement as a sale of the Financed Student Loans for financial accounting purposes (it being understood, however, that such sales may not be recognized for accounting purposes due to the application of consolidated financial reporting).

(t) Under generally accepted accounting principles, the Depositor and HEF II will report the transfers of the Financed Student Loans from HEF II to the Depositor pursuant to the HEF II Student Loan Purchase Agreement as a sale of the Financed Student Loans for financial accounting purposes (it being understood, however, that the sales described above may not be recognized for accounting purposes due to the application of consolidated financial reporting).

(u) Under generally accepted accounting principles, the Depositor and HEF III will report the transfers of the Financed Student Loans from HEF III to the Depositor pursuant to the HEF III Student Loan Purchase Agreement as a sale of the Financed Student Loans for financial accounting purposes (it being understood, however, that the sales described above may not be recognized for accounting purposes due to the application of consolidated financial reporting).

(v) On or prior to the transfer of Financed Student Loans by the Depositor to the Trust pursuant to the Depositor Student Loan Purchase Agreement, UCC-1 Financing Statements naming the Depositor and the Depositor Eligible Lender Trustee, as debtors, the Trust and the Eligible Lender Trustee, as secured parties, and the Indenture Trustee, as assignee, and reasonably identifying the Financed Student Loans and the proceeds thereof (the “Depositor Financing Statements”) shall be filed or shall be in a form sufficient for filing in the applicable offices specified in Schedule I hereto, and there shall be no UCC financing statements filed against the Depositor or the Depositor Eligible Lender Trustee covering the Financed Student Loans purchased from the Depositor or the proceeds thereof other than the Depositor Financing Statements. No filing or other action, other than the filing of the Depositor Financing Statements in the offices specified in Schedule I hereto and any related continuation statements, is necessary to perfect and maintain the interest or the security interest of the Trust in the Financed Student Loans purchased from the Depositor and the proceeds thereof against third parties.

(w) On or prior to the transfer of Financed Student Loans by HEF II to the Depositor pursuant to the HEF II Student Loan Purchase Agreement, UCC-1 Financing Statements naming HEF II and the HEF II Eligible Lender Trustee, as debtors, and the Depositor and the Depositor Eligible Lender Trustee, as secured parties, and reasonably identifying the Financed Student Loans and the proceeds thereof (the “HEF II Financing Statements”) shall be filed or shall be in a form sufficient for filing in the applicable offices specified in Schedule I hereto, and there shall be no UCC financing statements filed against HEF II or the HEF II Eligible Lender Trustee covering the Financed Student Loans purchased from HEF II or the proceeds thereof other than the HEF II Financing Statements. No filing or other action, other than the filing of the HEF II Financing Statements in the offices specified in Schedule I hereto and any related continuation statements, is necessary to perfect and maintain the interest or the security interest of the Depositor in the Financed Student Loans purchased from HEF II and the proceeds thereof against third parties.

(x) On or prior to the transfer of Financed Student Loans by HEF III to the Depositor pursuant to the HEF III Student Loan Purchase Agreement, UCC-1 Financing Statements naming HEF III and the HEF III Eligible Lender Trustee, as debtors, and the

Depositor and the Depositor Eligible Lender Trustee, as secured parties, and reasonably identifying the Financed Student Loans and the proceeds thereof (the “HEF III Financing Statements”) shall be filed or shall be in a form sufficient for filing in the applicable offices specified in Schedule I hereto, and there shall be no UCC financing statements filed against HEF III or the HEF III Eligible Lender Trustee covering the Financed Student Loans purchased from HEF III or the proceeds thereof other than the HEF III Financing Statements. No filing or other action, other than the filing of the HEF III Financing Statements in the offices specified in Schedule I hereto and any related continuation statements, is necessary to perfect and maintain the interest or the security interest of the Depositor in the Financed Student Loans purchased from HEF III and the proceeds thereof against third parties.

(y) The Indenture and the transactions contemplated thereby constitute a grant by the Trust and the Eligible Lender Trustee to the Indenture Trustee of a valid security interest in the Trust Estate and the proceeds thereof, which security interest will be perfected upon the filing of UCC-1 Financing Statements naming the Trust and the Eligible Lender Trustee, as debtors, and the Indenture Trustee, as secured party (the “Trust Financing Statements”), in the applicable offices specified in Schedule I hereto and there shall be no unreleased UCC financing statements filed against the Trust or the Eligible Lender Trustee in the Trust Estate other than the Trust Financing Statements. No filing or other action, other than the filing of the Trust Financing Statements and any related continuation statements, is necessary to perfect and maintain the security interest of the Indenture Trustee in the Trust Estate and the proceeds thereof against third parties.

(z) The Trust Agreement need not be qualified under the Trust Indenture Act.

(aa) The Indenture has been qualified under the Trust Indenture Act.

(bb) The Depositor and Goal Financial acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Depositor and Goal Financial with respect to the offering of the Series 2006-1 Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, Goal Financial or any other person. Additionally, none of the Underwriters are advising the Depositor, Goal Financial or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor and Goal Financial shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor or Goal Financial with respect thereto. Any review by the Underwriters of the Depositor or Goal Financial, the transaction contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor or Goal Financial.

(cc) The Trust is not, was not at the Time of Sale and will not be on the Closing Date an “ineligible issuer” (within the meaning of Rule 405 under the Securities Act).

(dd) The Trust filed the Free Writing Prospectus, dated May 8, 2006 (the “Trust Free Writing Prospectus”), used in connection with the offering of the Series 2006-1 Notes, on May 8, 2006 with the Commission, which filing date was within the time period required pursuant to Rule 433(d) under the Securities Act.

(ee) The Trust filed the Preliminary Prospectus Supplement on May 17, 2006 with the Commission, which was within the time period required pursuant to Rule 424(b) under the Securities Act.

3. Purchase, Sale and Delivery of the Series 2006-1 Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, the principal amount of each Class of Series 2006-1 Notes set forth opposite the name of such Underwriter on Schedule II hereto at a purchase price equal to the product of the “Price %” as specified on Schedule III hereto for such Class of Series 2006-1 Notes and the principal amount of each Class of Series 2006-1 Notes set forth opposite the name of such Underwriter on Schedule II hereto. The Series 2006-1 Notes shall mature on the dates, and shall bear interest at the respective rates, described in the Prospectus.

The Depositor will deliver the Series 2006-1 Notes to the Underwriters, against payment of the purchase price to or upon the order of the Depositor by wire transfer in federal (same day) funds, at the office of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, by 1:00 p.m., New York time on May 25, 2006, or at such other time not later than seven full business days thereafter as the Underwriters and the Depositor agree in writing, such time being herein referred to as the “Closing Date.” The Series 2006-1 Notes to be so delivered will be initially represented by one or more Series 2006-1 Notes registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Series 2006-1 Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive notes will be available only under the limited circumstances specified in the Basic Documents.

4. Representations and Warranties of the Underwriters; Offering by Underwriters. It is understood that the Underwriters propose to offer the Series 2006-1 Notes for sale to the public (which may include selected dealers) on the terms set forth in the Preliminary Prospectus and the Prospectus. Each of the Underwriters, severally and not jointly, hereby represents and warrants to and agrees with the Depositor and Goal Financial, severally and not jointly, that:

(a) other than the Trust Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, it has not, and will not, without the prior written approval of the Depositor and Goal Financial, conveyed or delivered any written material of any kind containing any “issuer information” as defined in Rule 433(h)(2) under the Securities Act to any potential investor in the Series 2006-1 Notes that would constitute (i) a prospectus satisfying the requirements of Rule 430B under the Securities Act, (ii) a Free Writing Prospectus, including without limitation, materials constituting a “road show” presentation to potential investors (other than use of such materials as part of the road show itself), or (iii) any “ABS informational and computational material” as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however that an Underwriter may have conveyed to one or more potential investors written material containing only (i) information permitted in Rule 134 under the Securities Act and previously included in the Trust Free Writing Prospectus or the Preliminary Prospectus, (ii) a column or other entry showing the status of the subscriptions for each Class of the Series 2006-1 Notes, (iii) expected pricing parameters of the Series 2006-1 Notes, (iv) weighted average lives of any Class of the Series 2006-1 Notes, (v) expected “payment windows” for any Class of the Series 2006-1 Notes and (vi) expected maturities of any Class of the Series 2006-1 Notes (each such written communication, an “Underwriter Free Writing Prospectus”); provided that in the case of the foregoing clauses (i) through (vi), such information is posted on a Bloomberg screen or distributed via Bloomberg, and in the case of clauses (ii) through (vi), other than the final pricing terms, which will be posted on a Bloomberg screen or distributed via Bloomberg, such Underwriter Free Writing Prospectus would not require the Depositor or the Trust to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433 under the Securities Act; and each Underwriter shall provide to Depositor a true and accurate copy of each Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) under the Securities Act no later than the close of business on the date of first use;

(b) it has only communicated or caused to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services Markets Act 2000 (the “FSMA”)), received by it in connection with the issue or sale of any Series 2006-1 Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust;

(c) it has complied, and will comply, in all material respects, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series 2006-1 Notes in, from or otherwise involving the United Kingdom;

(d) it has complied, and will comply, with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 under the Securities Act; and

(e) it did not enter into any contract for sale of the Series 2006-1 Notes prior to the Time of Sale;

(f) each Underwriter Free Writing Prospectus prepared by it, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of the Series 2006-1 Notes, shall be true and correct; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent any false or incorrect statement or information was the result of any false or incorrect statement or information which was included in the Trust Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any written information furnished to the related Underwriter by the Depositor or Goal Financial expressly for use therein, which information was not corrected by information subsequently provided by the Depositor or Goal Financial to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

(g) it has conveyed the Time of Sale Information to each investor to which it has sold the Series 2006-1 Notes in paper form, by facsimile or electronically in Adobe Acrobat format reasonably promptly after receipt by such Underwriter and prior to the time it entered into each contract for sale of the Series 2006-1 Notes; and

(h) it will retain all Free Writing Prospectuses that it has used and that are not required to be filed with the Commission for a period of three (3) years following the Time of Sale.

5. Covenants of the Depositor. The Depositor covenants and agrees with the Underwriters that:

(a) The Depositor will file the Prospectus in forms approved by the Underwriters with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable, subparagraph (5)) of Rule 424(b) no later than the second business day following the first use thereof. The Depositor will advise the Underwriters promptly of any such filings pursuant to Rule 424(b).

(b) The Depositor will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Free Writing Prospectus (to the extent required by Rule 433(d) under the Securities Act), in connection with the offering of the Series 2006-1 Notes and will not effect such amendment or supplementation except to the extent required by law without the consent of the Underwriters, which consent shall not be unreasonably withheld or delayed; and the Depositor will advise the Underwriters promptly of any amendment or supplementation of the Registration Statement, the Preliminary Prospectus, the Prospectus or any Free Writing Prospectus in connection with the offering of the Series 2006-1 Notes and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Series 2006-1 Notes is required to be delivered by an Underwriter or dealer, either (i) any event occurs as a result of which the Preliminary Prospectus or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Depositor promptly will notify the Underwriters of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Underwriters’ consent to nor the Underwriters’ distribution of any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) The Depositor will, so long as delivery of a prospectus by an underwriter or dealer is required by the Securities Act, furnish to the Underwriters copies of the Preliminary Prospectus, the Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.

(e) The Depositor will take all actions requested by the Underwriters which are necessary to arrange for the qualification of the Series 2006-1 Notes for offering and sale under the laws of such jurisdictions as the Underwriters designate, will continue such qualifications in effect so long as required under such laws for the distribution of the Series 2006-1 Notes, will cooperate with the Underwriters and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Series 2006-1 Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall the Depositor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Series 2006-1 Notes, in any jurisdiction where it is not now so subject. Without limiting the generality of the foregoing, the Underwriters will not (i) sell any Series 2006-1 Notes in a jurisdiction outside of the United States except in compliance with all applicable laws or (ii) deliver any information to any prospective investor in any jurisdiction outside of the United States except in compliance with all applicable laws.

(f) The Depositor shall, at all times upon the reasonable request of the Underwriters or their advisors, or both, from the date hereof through the Closing Date, (i) make available to the Underwriters or their advisors, or both, prior to acceptance of their purchase, such information (in addition to that contained in the Registration Statement, the Preliminary Prospectus and the Prospectus) concerning the offering, the Depositor and any other relevant matters as they possess or can acquire without unreasonable effort or expense, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Registration Statement, the Preliminary Prospectus and the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or its advisors, or both, prior to acceptance of its purchase, the reasonable opportunity to ask questions of the Trust, Goal Financial, the Depositor, HEF II, HEF III, the Delaware Trustee, the Indenture Trustee, the Eligible Lender Trustee, the Depositor Eligible Lender Trustee, the HEF II Eligible Lender Trustee, the HEF III Eligible Lender Trustee, Great Lakes and ACS, as servicers pursuant to the Servicing Agreements (the “Servicers”), the Guarantee Agencies and the Verification Agent with respect to such matters.

(g) Until the retirement of the Series 2006-1 Notes, the Depositor will deliver to the Underwriters the annual statements of compliance furnished to the Indenture Trustee or the Eligible Lender Trustee pursuant to the Basic Documents, promptly after such statements and reports are furnished to the Indenture Trustee or the Eligible Lender Trustee.

(h) So long as any of the Series 2006-1 Notes are outstanding, the Depositor will furnish to the Underwriters, all documents required to be distributed to Registered Owners or filed with the Commission on behalf of the Depositor pursuant to the Exchange Act, or any order of the Commission thereunder, promptly after providing such documents to the Registered Owners or the Commission.

(i) On or before the Closing Date (or, in the case of Financed Student Loans to be acquired after the Closing Date by the Trust from the Depositor pursuant to the Depositor Student Loan Purchase Agreement, on or before the date of such acquisition), the Depositor shall cause the computer records of the Depositor, HEF II, HEF III, the Servicers, the Administrator and the Verification Agent relating to the Financed Student Loans to show the ownership by the Eligible Lender Trustee on behalf of the Trust of the Financed Student Loans, and from and after the Closing Date (or such later date of acquisition) none of the Depositor, HEF II, HEF III, the Servicers, the Administrator or the Verification Agent shall take any action inconsistent with the ownership by the Eligible Lender Trustee on behalf of the Trust of such Financed Student Loans, other than as permitted by the Basic Documents.

(j) To the extent, if any, that any of the ratings provided with respect to the Series 2006-1 Notes by the rating agency or agencies that initially rated any of the Series 2006-1 Notes are conditioned upon the furnishing of documents or the taking of any other actions by the Trust, Goal Financial, the Depositor, HEF II, HEF III, the Servicers, the Administrator or the Verification Agent on or prior to the Closing Date, the Depositor shall or shall cause the Trust, Goal Financial, the Depositor, HEF II, HEF III, the Servicers, the Administrator or the Verification Agent, as applicable, to furnish such documents and take any such other actions. For a period of 120 days from the Closing Date, a copy of any such documents delivered to the rating agencies shall be provided to Deutsche Bank Securities Inc., Barclays Capital Inc. and Banc of America Securities LLC at the time it is delivered to the rating agencies.

(k) The Depositor will cause the Trust to pay from amounts deposited into the Acquisition Fund on the Closing Date, or to the extent such amounts are not sufficient, the Depositor or Goal Financial will pay, all expenses incident to the performance of its obligations under this Agreement, including, with limitation, (i) the printing and filing of the documents (including the Registration Statement, the Trust Free Writing Prospectus, the Preliminary Prospectus and the Prospectus); (ii) the preparation, issuance and delivery of the Series 2006-1 Notes to the Underwriters; (iii) the fees and disbursements of Goal Financial’s, the Depositor’s, the Servicers’, the Administrator’s and the Verification Agent’s counsel (including without limitation, local counsel) and accountants; (iv) the qualification of the Series 2006-1 Notes under state securities laws, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky or legal investment survey, if any is requested; (v) the printing and delivery to the Underwriters of copies of the Registration Statement, the Trust Free Writing Prospectus, the Preliminary Prospectus

and the Prospectus and each amendment thereto; (vi) the reasonable expenses of the Underwriters (other than its counsel); (vii) the reasonable fees and reasonable expenses of counsel to the Underwriters, (viii) any fees charged by rating agencies for the rating of the Series 2006-1 Notes, (ix) the fees and expenses of the Trust and its counsel; and (x) the fees and expenses of the Delaware Trustee, the Indenture Trustee, the Eligible Lender Trustee, the Depositor Eligible Lender Trustee, the HEF II Eligible Lender Trustee and the HEF III Eligible Lender Trustee, and each of their counsel.

(l) Subject to paragraph (e) above, the Depositor consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Series 2006-1 Notes are offered by the Underwriters and by dealers, of the Trust Free Writing Prospectus, the Preliminary Prospectus and the Prospectus furnished by the Depositor.

(m) The net proceeds from the sale of the Series 2006-1 Notes hereunder will be applied substantially in accordance with the description set forth in the Preliminary Prospectus and the Prospectus.

(n) Except as stated in this Agreement, the Preliminary Prospectus and the Prospectus, the Depositor has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Series 2006-1 Notes to facilitate the sale or resale of the Series 2006-1 Notes.

(o) For the period beginning on the date of this Agreement and ending 90 days hereafter, none of the Depositor, Goal Financial or any entity affiliated, directly or indirectly, with the Depositor or Goal Financial will, without prior written notice to the Underwriters, offer to sell or sell notes (other than the Series 2006-1 Notes) collateralized by student loans.

6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Series 2006-1 Notes will be subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of Goal Financial and the Depositor herein, to the accuracy of the written statements of officers of the Trust, Goal Financial, the Depositor, HEF II, HEF III, the Servicers, the Administrator, the Verification Agent, the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee made pursuant to the provisions of this Section, to the performance by Goal Financial and the Depositor of their obligations hereunder and to the following additional conditions precedent:

(a) The Underwriters shall have received a letter of Deloitte & Touche LLP, dated on or prior to the date hereof, confirming that such accountants are independent public accountants within the meaning of the Securities Act, and substantially in the form of the drafts to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters and counsel for the Underwriters (i) regarding certain numerical information contained in the Preliminary Prospectus and the Prospectus and (ii) relating to certain agreed-upon procedures.

(b) The Prospectus shall have been filed with the Commission in accordance with the Securities Act and Section 5(a) hereof. On or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the Financed Student Loans or particularly the business or properties of the Trust, Goal Financial, the Depositor, HEF II, HEF III, the Servicers, the Administrator or the Verification Agent, which, in the sole discretion of the Underwriters, materially impairs the investment quality of the Series 2006-1 Notes; (ii) any downgrading in the rating of any securities of the Trust, Goal Financial, the Depositor, HEF II or HEF III, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, American Stock Exchange, or NASDAQ National Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) any banking moratorium declared by Federal or New York authorities; (v) any outbreak or escalation of hostilities in which the United States is involved, any declaration of war or national emergency by Congress, any material disruption in the financial markets or any other substantial national or international calamity or emergency if, in the sole judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, material disruption, calamity or emergency makes it impractical or inadvisable to proceed with the public offering or the delivery of the Series 2006-1 Notes as contemplated by the Registration Statement, as amended as of the date hereof; (vi) a material disruption in securities settlement or clearance services in the United States; or (vii) any event or development which makes any statement of a material fact made in the Registration Statement, the Preliminary Prospectus or Prospectus untrue or which, in the opinion of the Depositor or Goal Financial and their counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement, the Preliminary Prospectus or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement, the Preliminary Prospectus or Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Series 2006-1 Notes.

(d) On the Closing Date, each of the Basic Documents and the Series 2006-1 Notes shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Indenture Trustee and the Underwriters shall each have received a fully executed copy thereof or, with respect to the Series 2006-1 Notes, a conformed copy thereof. The Basic Documents and the Series 2006-1 Notes shall be substantially in the forms heretofore provided to the Underwriters.

(e) The Underwriters shall have received an opinion of Alan Komensky, Esq., General Counsel of Goal Financial, LLC, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.

(f) The Underwriters shall have received (i) an opinion of Mayer, Brown, Rowe & Maw LLP, special counsel to the Trust and the Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters and (ii) a negative assurance letter of Mayer, Brown, Rowe & Maw LLP, special counsel to the Trust and the Depositor, dated the Closing Date, with respect to the Time of Sale Information and the Prospectus satisfactory in form and substance to the Underwriters. Such opinion and letter may contain such assumptions, qualifications and limitations as are customary in opinions and letters of this type and are reasonably acceptable to counsel to the Underwriters.

(g) The Underwriters shall have received an opinion of Mayer, Brown, Rowe & Maw LLP, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters to the effect that the Indenture Trustee has a valid and perfected, first priority security interest in the Trust Estate, including the Financed Student Loans, under the Indenture. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.

(h) The Underwriters shall have received an opinion of Mayer, Brown, Rowe & Maw LLP, in its capacity as counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, with respect to (i) the creation of a “true sale” or perfected security interest with respect to the transfer of the Financed Student Loans and (ii) the nonconsolidation of (A) the Depositor and the Trust and (B) Goal Financial and the Trust. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.

(i) The Underwriters shall have received an opinion of Troutman Sanders LLP, counsel to the Indenture Trustee and the Eligible Lender Trustee. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.

(j) The Underwriters shall have received an opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor Eligible Lender Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters.

(k) The Underwriters shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Delaware Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.

(l) The Underwriters shall have received an opinion of counsel to the Currency Swap Counterparty, dated the Closing Date and satisfactory in form and substance to the Underwriters.

(m) The Underwriters shall have received an opinion of Kutak Rock LLP, counsel to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Underwriters.

(n) The Underwriters shall have received copies of each opinion of counsel delivered to the Rating Agencies, together with a letter addressed to the Underwriters, dated the Closing Date, to the effect that the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

(o) The Underwriters shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(p) The Underwriters shall have received an opinion of Ervin, Cohen & Jessup, LLP, counsel to ACS, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(q) The Underwriters shall have received an opinion of Richard George, Esq., in-house general counsel to Great Lakes, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(r) The Underwriters shall have received an opinion of Janine Greenwood, Esq., in-house general counsel to Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(s) The Underwriters shall have received an opinion of Richard George, Esq., in-house general counsel to Great Lakes Higher Education Guaranty Corporation, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(t) The Underwriters shall have received a certificate of the Trust, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(u) The Underwriters shall have received a certificate of the Depositor, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(v) The Underwriters shall have received a certificate of Goal Financial, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(w) The Underwriters shall have received a certificate of HEF II, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(x) The Underwriters shall have received a certificate of HEF III, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(y) The Underwriters shall have received a certificate of the Verification Agent, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(z) The Underwriters shall have received a certificate of the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(aa) The Underwriters shall have received a certificate of the Eligible Lender Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(bb) The Underwriters shall have received a certificate of the Depositor Eligible Lender Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(cc) The Underwriters shall have received a certificate of the HEF II Eligible Lender Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(dd) The Underwriters shall have received a certificate of the HEF III Eligible Lender Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(ee) The Underwriters shall have received a certificate of the Delaware Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(ff) The Underwriters shall have received a certificate of a responsible officer of ACS, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(gg) The Underwriters shall have received a certificate of a responsible officer of Great Lakes, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, certifying as to certain information with respect to Great Lakes contained in the Preliminary Prospectus Supplement and the Prospectus Supplement.

(hh) The Underwriters shall have received a certificate from Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(ii) The Underwriters shall have received a certificate from Great Lakes Higher Education Guaranty Corporation, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, certifying as to certain information with respect to Great Lakes Higher Education Guaranty Corporation contained in the Preliminary Prospectus Supplement and the Prospectus Supplement.

(jj) The Underwriters shall have received evidence satisfactory to it and counsel for the Underwriters that, on or before the Closing Date, the Depositor Financing Statements, the HEF II Financing Statements , the HEF III Financing Statements and the Trust Financing Statements have been filed in, or are in proper form for filing in, the appropriate filing offices.

(kk) The Underwriters shall have received written evidence satisfactory to them and counsel for the Underwriters that the Class A Notes shall each be rated “Aaa” by Moody’s Investors Service (“Moody’s”), and “AAA” by Standard & Poor’s Ratings Service (“S&P”) and Fitch Ratings and that the Class B Notes have been rated “A3” by Moody’s, “A” by S&P and “A” by Fitch Ratings.

(ll) The ownership structures of Goal Financial and its affiliated entities, as described in the certificate delivered to the Underwriters pursuant to Section 14 hereof, shall not have changed.

The Depositor will provide or cause to be provided to the Underwriters such conformed copies of such of the foregoing opinions, certificates, letters and documents as the Underwriters shall reasonably request.

7. Indemnification and Contribution.

(a) The Depositor and Goal Financial, jointly and severally, agree to indemnify and hold harmless the Underwriters and each Person (as defined in the Indenture), if any, who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective affiliates, officers, directors and employees of the Underwriters and each such Person, against any losses, claims, damages or liabilities, joint or several, to which the Underwriters or such controlling Person and the respective affiliates, officers, directors and employees of the Underwriters and each such Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, (B) the Trust Free Writing Prospectus (including the information referred to under the heading

“Additional Information” therein regardless of whether it is deemed part of the Trust Free Writing Prospectus), (C) the Preliminary Prospectus, (D) the Prospectus (including the information referred to under the heading “Additional Information” therein regardless of whether it is deemed part of the Prospectus), or (E) the written communications constituting an electronic road show within the meaning of Rule 433(h) under the Securities Act to the extent approved in writing by the Depositor (the “Road Show Material”), or any amendment or supplement to any of the foregoing, (ii) in the case of the Registration Statement or in any amendment or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) in the case of (A) the Trust Free Writing Prospectus (including the information referred to under the heading “Additional Information” therein regardless of whether it is deemed part of the Trust Free Writing Prospectus), (B) the Preliminary Prospectus, (C) the Prospectus (including the information referred to under the heading “Additional Information” therein regardless of whether it is deemed part of the Prospectus) or (D) the Road Show Material, or in any amendment or supplement to any of the foregoing, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in the case of any of the foregoing clauses (i) through (iii), insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriters’ Information (as defined below).

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor and Goal Financial and each Person, if any, who controls the Depositor or Goal Financial within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective affiliates, officers, directors and employees of the Depositor and of Goal Financial and of each such Person to the same extent as the foregoing indemnity from the Depositor and Goal Financial to the Underwriters set forth in subsection (a) of this Section, but only with reference to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Trust Free Writing Prospectus, the Preliminary Prospectus or the Prospectus in reliance upon or in conformity with the Underwriters’ Information. The written information furnished by an Underwriter to the Depositor consists solely of the information relating to such Underwriter set forth in the second and seventh paragraph under the heading “Plan of Distribution” in the Preliminary Prospectus Supplement and the final Prospectus Supplement (the “Underwriters’ Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to subsection (a) or (b) of this Section, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have under this Section except to the extent that it has been materially prejudiced by such failure and, provided further, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the

Indemnified Party otherwise than under this Section. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, an Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the Indemnifying Party fails timely to retain counsel as provided in the preceding sentence. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to subsection (a) of this Section, and by the Depositor or Goal Financial, in the case of parties indemnified pursuant to subsection (b) of this Section. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could reasonably have been expected to have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) does not include a statement as to or admission of fault, culpability or a failure to act by or on behalf of any such Indemnified Party, and (ii) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in subsection (a) or (b) of this Section is unavailable to an Indemnified Party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such subsection, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and Goal Financial on the one hand and an Underwriter on the other hand from the offering of the Series 2006-1 Notes or (ii) if the allocation provided by clause (i) of this subsection (d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this subsection (d) but also the relative fault of the Depositor or Goal Financial on the one hand and of an Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the

Depositor and Goal Financial on the one hand and an Underwriter on the other hand in connection with the offering of the Series 2006-1 Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Series 2006-1 Notes (before deducting expenses) received by the Depositor and the total discounts and commissions received by such Underwriter, in each case as set forth in the Prospectus, bear to the aggregate offering price of the Series 2006-1 Notes. The relative fault of the Depositor and Goal Financial on the one hand and of an Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, Goal Financial or by an Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Depositor, Goal Financial and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) of this Section. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in subsection (d) of this Section shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount of its underwriting compensation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Default of Underwriter. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Series 2006-1 Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Series 2006-1 Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is ten percent or less of the aggregate principal amount of Series 2006-1 Notes to be purchased on such date, the other Underwriters may make arrangements satisfactory to the Underwriters for the purchase of such Series 2006-1 Notes by other Persons (who may include one or more of the non-defaulting Underwriters), but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Series 2006-1 Notes set forth opposite their respective names in Schedule II hereto bears to the aggregate principal amount of Series 2006-1 Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Series 2006-1 Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Series 2006-1 Notes and the aggregate principal amount of Series 2006-1 Notes with respect to which such default occurs is more than ten percent of the aggregate principal amount of Series 2006-1 Notes to be purchased, and arrangements satisfactory to the Underwriters and the Depositor for the purchase of such Series 2006-1 Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 9 hereof. In any such case, either the Underwriters or the Depositor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any Person substituted for an Underwriter under this Section. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor and Goal Financial and their respective officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor or Goal Financial submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor, Goal Financial or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Series 2006-1 Notes. If for any reason the purchase of the Series 2006-1 Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 5(k) hereof and the respective obligations of the Depositor, Goal Financial and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Series 2006-1 Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in clauses (iii), (iv) and (v) of Section 6(c) hereof or a default by the Underwriters pursuant to Section 8 hereof), the Depositor will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by it in connection with the offering of the Series 2006-1 Notes.

10. Notices. Any written request, demand, authorization, direction, notice, consent or waiver under this Agreement shall be personally delivered or mailed certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice as aforesaid) and shall be deemed to have been duly given upon receipt, if sent to the Underwriters, when delivered to the Underwriters at Deutsche Bank Securities Inc., 60 Wall Street, 19th Floor, New York, New York 10005, Attention: Jim Murphy (Fax (212) 797-5152), Barclays Capital Inc., 200 Park Avenue, 5th Floor, New York, New York, 10166, Attention: Glen Greeley (Fax (212) 412-6846), Banc of America Securities LLC, 214 North Tryon Street, 15th Floor, Charlotte, North Carolina 28255, Attention: Chris Cronk (Fax (704) 683-4783) and Fortis Bank nv-sa, Montagne du Parc 3, B-1000 Brussels, Belgium, Attention: Documentation Securities 1MT1L (Fax +32 2 565 88 11), and if sent to the Depositor and Goal Financial when delivered to 9477 Waples Street, Suite 100, San Diego, California 92121, Attention: Ken Ruggiero (Fax (619) 330-4713).

11. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 7 hereof, and no other Person will have any right or obligations hereunder.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof. The Depositor and Goal Financial hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. Ownership Structure. Prior to the execution and delivery of this Agreement, Goal Financial shall provide the Underwriters with a certificate indicating the ownership structures of Goal Financial and its affiliated entities, including, but not limited to the Trust, the Depositor, Consolidation Loan Funding II, LLC, Consolidation Loan Funding, LLC, Higher Education Finance, LLC, HEF II and HEF III.

15. European Underwriters. The execution of this Agreement by each of Deutsche Bank AG, London Branch, Barclays Bank PLC and Banc of America Securities Limited will constitute acceptance by each such entity of the IPMA Agreement Among Managers Version 1, New York law.

[Remainder of This Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Depositor and the Underwriters in accordance with its terms.

Very truly yours, GOAL FINANCIAL, LLC

By	/s/ Seamus Garland
Name	Seamus Garland
Title	Secretary

GOAL CAPITAL FUNDING, LLC

By	/s/ Seamus Garland
Name	Seamus Garland
Title	Secretary

The	foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

DEUTSCHE BANK SECURITIES INC.		DEUTSCHE BANK AG, LONDON BRANCH

By	/s/ James P. Murphy	By	/s/ Markus Schafer
Name	James P. Murphy	Name	Markus Schafer
Title	Director	Title	Director

By	/s/ Timothy O’Toole	By	/s/ Sven Maier
Name	Timothy O’Toole	Name	Sven Maier
Title	Vice President	Title	Director

BANC OF AMERICA SECURITIES LLC		BANC OF AMERICA SECURITIES LIMITED

By	/s/ E. Scott Kaysen	By	/s/ A. Allan
Name	E. Scott Kaysen	Name	A. Allan
Title	Principal	Title	Managing Director

BARCLAYS CAPITAL INC.		BARCLAYS BANK PLC

By	/s/ Giuseppe Pagano	By	/s/ Giuseppe Pagano
Name	Giuseppe Pagano	Name	Giuseppe Pagano
Title	Managing Director	Title	Managing Director

FORTIS BANK NV-SA
By	/s/ Robert Billet	By	/s/ Michael Guillaume
Name	Robert Billet	Name	Michael Guillaume
Title	Risk Management	Title	Head of Documentation Securities

SCHEDULE I

OFFICES

For the Trust:	Delaware Secretary of State

For the Depositor:	Delaware Secretary of State

For HEF II	Delaware Secretary of State

For HEF III	Delaware Secretary of State

For the Eligible Lender Trustee:	New York Secretary of State

For the Depositor Eligible Lender Trustee:	Ohio Secretary of State

For the HEF II Eligible Lender Trustee:	California Secretary of State

For the HEF III Eligible Lender Trustee:	California Secretary of State

SCHEDULE II

Underwriter	Initial Principal Balance of Class A-1 Notes	Initial Principal Balance of Class A-2 Notes	Initial Principal Balance of Class A-3 Notes	Initial Principal Balance of Class A-4 Notes	Initial Principal Balance of Class A-5 Notes		Initial Principal Balance of Class A-6 Notes	Initial Principal Balance of Class B Notes
Deutsche Bank Securities Inc.	$152,708,000	103,651,000	$131,725,000	$87,563,000	€		$84,080,000	$26,382,000
Barclays Capital Inc.	131,505,000	89,260,000	113,436,000	75,405,000			72,406,000	22,717,000
Banc of America Securities LLC	124,438,000	84,462,000	107,340,000	71,352,000			68,514,000	21,496,000
Fortis Bank nv-sa						81,000		0
Deutsche Bank AG, London Branch						130,764,000		0
Barclays Bank PLC						112,604,000		0
Banc of America Securities Limited						106,551,000		0

Total	$408,651,000	$277,373,000	$352,501,000	$234,320,000		€350,000,000	$225,000,000	$70,595,000

S-II-1

SCHEDULE III

Series 2006-1 Notes	Original Principal Balance		Price %
Class A-1 Notes	$408,651,000		99.845%
Class A-2 Notes	$277,373,000		99.815
Class A-3 Notes	$352,501,000		99.790
Class A-4 Notes	$234,320,000		99.775
Class A-5 Notes	€350,000,000		99.760
Class A-6 Notes	$225,000,000		99.725
Class B Notes	$70,595,000		99.680

Total	$2,017,000,000	*

Total Purchase Price			$2,012,664,781	*

*	Using an exchange rate of $1.2816 = € 1.00.

S-III-1